3: cpccontract

AGREEMENT OF PURCHASE AND SALE

Between

CAPITAL BUILDERS DEVELOPMENT PROPERTIES II,
a California limited partnership,

as Seller,

and

PARKWAY PLAZA INVESTORS,
a California limited partnership,

as Buyer,

Covering

2200 Douglas Blvd., Roseville, California

Dated: __11/8____, 2002

AGREEMENT OF PURCHASE AND SALE

TABLE OF CONTENTS
ARTICLE 1.	AGREEMENT OF SALE.
1.1.	Land
1.2.	Improvements
1.3.	Personal Property
Leases
1.5	Service Contracts
1.6.	Other Assets
ARTICLE 2.	PURCHASE PRICE.
2.1.	Amount
2.2.	Payment of Purchase Price
2.2.1.	Deposit
2.2.2.	Balance of Purchase Price
ARTICLE 3.	DUE DILIGENCE.
3.1.	Due Diligence Period; Inspection and Access
3.1.1.	Due Diligence Period
3.1.2.	Buyer's Investigation
3.1.3.	Access to Information
3.1.4.	License to Enter and Inspect
3.2.	Delivery of Preliminary Documents
3.2.1.	Title Report
3.2.2.	Survey
3.2.3.	Soils Report
3.2.4.	Engineers' Reports
3.2.5.	Rent Roll
3.2.6.	Leases
3.2.7.	Operating Statements; Tax Bills
3.2.8.	Commission Agreements and Proposed Leases
3.2.9.	Inspection Reports
3.2.10.	ADA Survey
3.2.11.	Parcel Map and REA
3.3.	Additional Documents and Information
3.3.1.	Agreements
3.3.2.	Warranties
3.3.3.	Insurance Policies
3.3.4.	Plans
3.3.5.	Tenant Billings
3.3.6.	Licenses, Etc.
3.3.7.	Other Documents
3.3.8.	Financial Reports and SEC Filings
3.3.9.	Requested Information
3.4.	Approval/Disapproval of Due Diligence Investigations
3.5.	Title Review
3.5.1.	Monetary Liens
3.5.2.	Approval/Disapproval of Title Review
3.5.3.	Buyer's Options
3.5.4.	Failure to Disapprove
3.6.	Buyer's Financing
3.6.1	Manulife
ARTICLE 4.	CONDITIONS PRECEDENT.
4.1.	Buyer's Conditions
4.1.1.	Due Diligence
4.1.2.	Title Review
4.1.3.	Financing
4.1.4.	Title Policy
4.1.5.	Tenant Estoppels and SNDAs
4.1.6.	Performance of Covenants
4.1.7.	Representations and Warranties
4.1.8.	Updated Rent Roll
4.1.9.	Non-Foreign Certification
4.2.	Seller's Conditions
4.2.1.	Covenants
4.2.2.	Representations and Warranties
ARTICLE 5.	SELLER'S REPRESENTATIONS AND WARRANTIES.
5.1.	Defects
5.2.	Compliance
5.3.	Documents
5.4.	Leases
5.5.	Taxes and Condemnation
5.6.	Utilities
5.7.	Required Improvements
5.8.	Contracts
5.9.	Litigation
5.10.	Agreements with Governmental Authorities
5.11.	No Consent
5.12.	Operating Statements
5.13.	Hazardous Materials
5.13.1.	Definitions
5.13.2.	Representations
5.14.	Seller's Authority
5.15.	Foreign Person
5.16.	No Employees
5.17.	Inspections
5.18.	Seller Disclosure of Limited Liability
ARTICLE 6.	BUYER'S REPRESENTATIONS AND WARRANTIES.
6.1.	Buyer's Authority
6.2.	No Conflict
ARTICLE 7.	SELLER'S PRE-CLOSING COVENANTS.
7.1.	Leases
7.2.	Contracts and Documents
7.3.	Insurance
7.4.	Compliance with Obligations
7.5.	No Transfers
7.6.	Termination of Contracts
7.7.	Leasing Commissions/Indemnity
7.8.	Maintenance; Roof Work
7.9.	Best Efforts
ARTICLE 8.	CLOSING.
8.1	Escrow
8.2.	Time
8.3.	Escrow Instructions
8.4.	Seller's Deposit of Documents and Funds Into Escrow
8.5.	Deliveries Outside of Escrow
8.6.	Buyer's Deposit of Documents and Funds
8.7.	Default, Termination and Remedies
8.7.1.	Buyer's Termination
8.7.2.	Seller's Termination
8.7.3.	Release from Escrow
8.7.4.	Buyer's Remedies
8.7.5.	Seller's Remedies; Liquidated Damages
8.8.	Closing
8.9.	Prorations
8.9.1.	Project Rents
(a)	Rentals
(b)	Delinquent Rentals
(c)	Operating Cost Pass-Throughs, Etc.
(d)	Seller's Additional Obligations
8.9.2.	Security Deposits
8.9.3.	Capital Expenditures and Accounts Payable
8.9.4.	Property Taxes
8.9.5.	Utility Charges
8.10. Possession
ARTICLE 9.	DAMAGE, DESTRUCTION AND CONDEMNATION.
ARTICLE 10.	GENERAL.
10.1.	Notices
10.2.	Entire Agreement
10.3.	Amendments and Waivers
10.4.	Invalidity of Provision
10.5.	References
10.6.	Governing Law
10.7.	Time
10.8.	Attorneys' Fees
10.9.	Assignment
10.10.	Further Assurances
10.11.	No Third Party Beneficiaries
10.12.	Remedies Cumulative
10.13.	Commissions, Indemnity
10.14.	Counterparts
EXHIBITS
Exhibit A	Land Description
Exhibit B	Personal Property Inventory
Exhibit C	Form of Tenant Estoppel Certificate
Exhibit D	Non-Foreign Certification
Exhibit E	Bill of Sale
Exhibit F	Lease Assignment
Exhibit G	General Assignment
Exhibit H	Form of Tenant Notice
SCHEDULES
Schedule 5.1	Defects
Schedule 5.4	Tenant Lease Disclosures
Schedule 5.8	Service Contracts
Schedule 5.9	Litigation
Schedule 5.13	Environmental Disclosures
Schedule 5.17	Inspections
INDEX OF DEFINED TERMS
Term	Page
Additional Documents	5
Agreement	1
Bill of Sale	16
Buyer	1
City	1
Closing	15
Closing Date	15
Conditions of Title	8
County	1
Delinquency Statement	19
Deposit	2
Disapproval Notice	7
Disapproved Title Matters	7
Document Delivery Certificate	3
Due Diligence Investigation	2
Due Diligence Period	2
Effective Date	1
Environmental Law(s)	11
Escrow	15
Escrow Holder	4
General Assignment	16
Grant Deed	15
Hazardous Material	11
Improvements	1
Land	1
Lease Assignment	16
Leases	4
Manulife	7
Monetary Liens	6
Non-Foreign Certification	8
Operating Expenses	19
Parcel Map	5
Personal Property	1
Plans	6
Preliminary Documents	3
Preliminary Report	4
Project	1
Property	1
Purchase Price	2
REA	5
Release	11
Rent Roll	4
rentals	19
Seller	1
Seller's Certificate	16
Service Contracts	10
Survey	4
Tenant Estoppel Certificates	8
Tenant Notices	16
Title Policy	8
Updated Rent Roll	8

AGREEMENT OF PURCHASE AND SALE

This Agreement of Purchase and Sale (this "Agreement") is made as of 11/8, 2002, the date the last of the parties to sign this Agreement does so (the "Effective Date"), between CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership ("Seller"), and PARKWAY PLAZA INVESTORS, a California limited partnership ("Buyer").

ARTICLE 1. AGREEMENT OF SALE.

Subject to and on the terms and conditions of this Agreement, Seller shall sell to Buyer and Buyer shall purchase from Seller all of the following (collectively, the "Property"):

1.1. Land. The real property commonly known as 2200A and B Douglas Blvd., Roseville (the "City"), Placer County (the "County"), California, which is more particularly described in Exhibit A, together with (a) all privileges, rights, easements and appurtenances belonging to the real property, including without limitation all minerals, oil, gas and other hydrocarbon substances on and under the real property, (b) all Seller's interest in development rights, air rights and water rights relating to the real property, and (c) all right, title and interest of Seller in and to any streets, alleys, passages, other easements and other rights-of-way or appurtenances included in, adjacent to or used in connection with such real property, before or after the vacation thereof (collectively, the "Land");

1.2. Improvements. Any and all structures, systems, facilities, fixtures, fences and parking areas located on the Land and any and all Seller's interest in machinery, equipment, apparatus and appliances used in connection with the operation or occupancy of the Land (such as heating and air conditioning systems and facilities used to provide utility services, refrigeration, ventilation, garbage disposal or other amenities on the Land) and other improvements located upon the Land, including, but not limited to, a two building office project located at 2200A and B Douglas Blvd., Roseville, California, and consisting of approximately 41,000 rentable square feet (collectively, the "Improvements").

The Land and the Improvements are sometimes collectively referred to in this Agreement as the "Project";

1.3. Personal Property. All of Seller's right, title and interest in and to any personal property located within or used in connection with the Project, including, without limitation, that described in the Personal Property Inventory attached hereto as Exhibit B (collectively, the "Personal Property");

1.4. Leases. The lessor's interest in and to the Leases (defined in Section 3.2.7);

1.5. Service Contracts. Those Service Contracts (defined in Section 5.8) which Buyer expressly agrees to assume; and

1.6. Other Assets. All tangible assets which are physical assets of the Property and are located at the Property and the following intangible assets relating to the Project: (a) all warranties upon the Improvements, to the full extent such warranties are assignable; (b) copies of all plans, specifications, engineering drawings and prints relating to the construction of the Improvements; (c) the right to use the name "Capital Professional Center" but only in connection with the Project; and (d) all claims and causes of action arising out of or in connection with the Property.

ARTICLE 2. PURCHASE PRICE.

2.1. Amount. The purchase price (the "Purchase Price") for the Property shall be $8,000,000.00.

2.2. Payment of Purchase Price. The Purchase Price shall be payable as follows:

2.2.1. Deposit. Escrow shall be opened within two business days from the Effective Date when Buyer deposits with Escrow Holder an executed copy of this Agreement together with $100,000 (the "Deposit") by certified check or wire transfer of federal funds or in another immediately available form; the date of such deposits by Buyer is the "Opening Date." If Buyer so instructs Escrow Holder, the Deposit shall be held in an interest bearing account. If Buyer terminates this Agreement on or before the end of the Due Diligence Period (as defined below), the Deposit and all accrued interest shall be returned to Buyer. On or before the end of the Due Diligence Period, unless the Agreement is then terminated, the Deposit shall be increased to a total of $250,000. The increased Deposit shall continue to be held in Escrow, but shall be nonrefundable thereafter unless Buyer's financing condition (Section 3.6) fails or the purchase is not consummated because of a Seller default. The Deposit and all interest earned thereon shall be applied toward the Purchase Price upon Closing.

2.2.2. Balance of Purchase Price. At least one business day prior to the Closing Date (as defined below), Buyer shall cause the balance of the Purchase Price to be paid by (i) assumption of the existing Manulife loan and (ii) cash deposited into Escrow, subject to adjustment by reason of any applicable prorations and the allocation of closing costs described below. The funds required by this Section 2.2.2 shall be paid by certified or cashier's check, electronic transfer of federal funds or other immediately available funds.

ARTICLE 3. DUE DILIGENCE.

3.1. Due Diligence Period; Inspection and Access.

3.1.1. Due Diligence Period. The "Due Diligence Period" means the period beginning on the Opening Date and ending at 5:00 p.m. on December 23, 2002.

3.1.2. Buyer's Investigation. Buyer shall conduct its investigation of the Property during the Due Diligence Period. This investigation ("Due Diligence Investigation") may include, at Buyer's option: a physical inspection of the Land and all Improvements thereon, including soil, geological and other tests, engineering evaluations of the mechanical, electrical, HVAC and other systems in the Improvements and review of the Plans; review of all governmental matters affecting the Property, including zoning, environmental and building permit and occupancy matters; review and verification of all financial and other information provided by Seller relating to the operation of the Property; review of the condition of title to the Property; and review of such other matters pertaining to an investment in the Property as Buyer deems advisable.

3.1.3. Access to Information. In addition to the Preliminary Documents delivered to Buyer pursuant to Section 3.2, Buyer and its representatives shall have the right of access during reasonable business hours to all files, books and records maintained by Seller or its agents (including, without limitation, all of the Additional Documents to be made available to Buyer at the Project pursuant to Section 3.3), wherever located, relating to the Property, including the right to copy the same at Buyer's expense.

3.1.4. License to Enter and Inspect. Seller hereby grants Buyer, from the date hereof until Closing, or earlier termination of this Agreement, the right, license, permission and consent for Buyer and Buyer's agents or independent contractors to enter upon the Property during reasonable business hours and following notice to Seller for the purposes of performing tests, studies and analyses thereon. Buyer shall indemnify and hold Seller harmless from and against any physical damage that may be incurred by Seller as a result of such actions by Buyer, its employees, agents and independent contractors and such indemnity shall be covered by, but not limited to, Buyer's commercial general liability policy with endorsement naming Seller as an additional insured, in an amount not less than $1 million (combined single limit) with respect to all such activities conducted by Buyer or at Buyer's direction on the Property. In the event this Agreement is terminated by either party, Buyer shall provide copies of all reports, surveys, correspondence or any other items obtained pursuant to this paragraph to Seller. Despite Buyer's general indemnity regarding physical damage, Buyer shall not be liable to Seller for a Release of Hazardous Materials (as such terms are defined in Section 5.14.1) arising from the conduct of any investigation or testing of the Property or for any diminution in the market value of the Property resulting from the information disclosed by any such investigation or tests; however, Buyer shall use care not to trigger any Release or exacerbate any contamination in the course of its testing and shall notify Seller immediately if it discovers any Hazardous Material that might be or become a Release problem. Seller agrees that the rights granted to Buyer herein and the results of its Due Diligence Investigation shall not relieve Seller of any obligations Seller may have under any other provisions of this Agreement, or under other documents entered into concurrently herewith, or implied by law, nor shall they constitute a waiver by Buyer of the right to enforce any of the same; however, Buyer may not assert a claim against Seller with respect to a condition which Buyer discovers during its Due Diligence Period. If Buyer wishes to interview any tenants of the Project, Buyer may do so but only after giving Seller advance notice and an opportunity for a Seller representative to accompany Buyer's representative.

3.2. Delivery of Preliminary Documents. Within five days after the Effective Date, Seller shall deliver to Buyer, at Seller's expense, all of the documents described in the remaining subsections of this Section 3.2 (collectively, the "Preliminary Documents"). If there are no documents relevant to any category described in the following subsections of Section 3.2, Seller shall deliver a letter so stating and, at such time as Seller has delivered all of the Preliminary Documents to Buyer, Seller shall deliver a certificate or cover letter ("Document Delivery Certificate") to Buyer confirming the delivery or absence of all Preliminary Documents required to be delivered pursuant to this Section 3.2.

3.2.1. Title Report. A preliminary report or commitment for title insurance (the "Preliminary Report"), dated no earlier than 60 days before the Effective Date, covering the Project and issued by Placer Title Company, Attn: Sue Weaver, 1512 Eureka Road, Roseville, California 95661 ("Escrow Holder"), together with a legible copy of each document, map and survey referred to in the Preliminary Report;

3.2.2. Survey. A survey of the Project dated no earlier than two years before the Effective Date (the "Survey"); Buyer shall be responsible for obtaining the ALTA/ASCM certification of the Survey if it is not already so certified.

3.2.3. Soils Report. Any soils report on the Land prepared at Seller's request or in the possession or control of Seller, including (if available) a report on compliance with any soils work recommended to be done prior to construction of the Improvements;

3.2.4. Engineers' Reports. Any structural, mechanical, environmental or geological reports concerning the Property which have been prepared at Seller's request or which are within Seller's possession or control;

3.2.5. Rent Roll. A rent roll ("Rent Roll" whether a single integrated report or combination of reports), dated no earlier than 15 days prior to the Effective Date, certified by Seller to be accurate and complete, describing (a) each lease or occupancy agreement affecting the Project, including all amendments thereto, (b) the name and address of each tenant of the Project and of each guarantor of any tenant's obligations, (c) the net rentable square footage of each of the leased premises, (d) the commencement and expiration dates of each lease, (e) the rent, expense reimbursement, rental escalation terms (identifying any base year) and provision for any contingent rent, (f) the date on which rent is payable, (g) the last date on which rent has been paid, (h) the amount of any security deposit or prepaid rent (and whether landlord is obligated to pay interest on the same), (i) any extension or purchase options, any options to terminate or lease additional space, and any rights of first refusal, and (j) any default by landlord or, to Seller's knowledge, by any tenant under any lease or occupancy agreement affecting any portion of the Project;

3.2.6. Leases. Copies of: (a) all leases and other occupancy agreements, work letters and any other agreements with tenants relating to the use or occupancy of the Project, including any amendments to the foregoing (collectively "Leases"); and (b) the standard form of lease used in connection with the Project. The documents described in clause (a) shall be accompanied by a certification that the same are accurate and complete;

3.2.7. Operating Statements; Tax Bills. Seller's statements of all expenses relative to the Project (whether capitalized or expensed) for the last five years including a report of net cash receipts during the respective periods and copies of all real property tax bills for the Property for such periods;

3.2.8. Commission Agreements and Proposed Leases. A complete list and copies of all agreements for leasing commissions payable in respect of the Leases, together with a description (including, without limitation, the prospective tenant and terms, the status of negotiations and the leasing commission that would be payable if the lease is executed) of each lease in negotiation as of the Effective Date. If no such agreements or proposed leases exist, Seller shall furnish its certification to that effect;

3.2.9. Inspection Reports. Copies of all written reports received by Seller within three years prior to the Effective Date from Seller's insurance companies, any governmental agency or any other person or entity, which requires or demands correction of any condition, or requests modification in or termination of any uses of the Property, accompanied by Seller's summary of (a) any oral reports from such insurance companies or governmental agencies, and (b) the present status of any matter noted in any oral or written report.

3.2.10. ADA Survey. A complete copy of all surveys, reports or recommendations prepared by or for Seller, or in Seller's possession or control, which relate to the Project's compliance with Title III of the Americans with Disabilities Act and the regulations promulgated thereunder.

3.2.11. Parcel Map and REA. A copy of the parcel map which Seller is processing to divide the Land into two parcels with the building known as 2200A Douglas Boulevard on one parcel and the building known as 2200B on the other parcel (the "Parcel Map") and a complete copy of all application materials, approvals and conditions of approval associated with that Parcel Map processing, including, but not limited to any reciprocal easement agreement ("REA") or covenants, conditions and restrictions proposed for establishing reciprocal access and use provisions that would become effective as, if and when the project comes to be divided in accordance with the Parcel Map.

3.3. Additional Documents and Information. From the Effective Date through the Closing Date, Seller shall make available for Buyer's review and right to copy at Buyer's expense at Seller's office in Folsom, the documents and information described in this Section 3.3 to the extent the same exist and are available at Seller's office or records warehouse (collectively, the "Additional Documents"):

3.3.1. Agreements. Copies of written (and written descriptions of any oral arrangements which Seller believes to be binding), easements, covenants, restrictions, agreements, contracts and other documents, whether existing or, to the knowledge of Seller, proposed as of the Effective Date, including without limitation any agreements relating to the insurance, service, operation, repair, supply, advertising, sale, leasing or management of the Property, which (a) affect the Property, (b) are not disclosed by the Preliminary Title Report, and (c) have not been delivered to Buyer pursuant to Section 3.2. If no such documents exist, Seller shall furnish its certification to that effect;

3.3.2. Warranties. Copies of any and all guarantees or warranties and other rights given to Seller in connection with the construction, maintenance, repair or remodeling of the Improvements. If no such documents exist, Seller shall furnish its certification to that effect;

3.3.3. Insurance Policies. Copies of all liability, fire and casualty insurance policies carried by Seller relating to the Project;

3.3.4. Plans. Copies of all as-built plans and specifications for the Improvements, including without limitation the plans and specifications for and a complete description of all existing renovations and improvements to the Project and all rentable space therein, and as-built drawings for all underground utilities (collectively, the "Plans"). Originals of such plans shall be delivered to Buyer at the Closing.

3.3.5. Tenant Billings. A copy of the most recent billings to the tenants of the Project for additional rents, common area maintenance, insurance, utilities, taxes or other Project expenses which are payable by the tenants under the Leases, and a copy of the most recent property manager's worksheets used to calculate each tenant's share of such expenses. If no such worksheets exist, Seller shall furnish its certification to that effect;

3.3.6. Licenses, Etc. Copies of any licenses, permits or certificates required by governmental authorities in connection with construction or occupancy of the Improvements, including, without limitation, building permits, certificates of completion, certificates of occupancy and environmental permits and licenses;

3.3.7. Other Documents. All data, correspondence, documents, agreements, waivers, notices, applications and other records with respect to the Property relating to transactions with taxing authorities, governmental agencies, utilities, vendors, tenants and others with whom Buyer may be dealing from and after the Closing Date; and

3.3.8. Financial Reports and SEC Filings. Audited operating statements for the Project which Buyer acknowledges are consolidated with information regarding other properties, 10Ks, 10Q and other reports filed with the Securities Exchange Commission and the backup financial information used by Seller's auditors in preparing such reports.

3.3.9. Requested Information. Such other documents and information concerning the Project as Buyer may reasonably request.

3.4. Approval/Disapproval of Due Diligence Investigations. Buyer shall approve or disapprove the results of Buyer's Due Diligence Investigation, in the exercise of Buyer's sole discretion, by written notice delivered to Seller no later than the expiration of the Due Diligence Period. Buyer's disapproval shall terminate this Agreement unless, at the time Buyer gives notice of its disapproval, Buyer also notifies Seller of Buyer's desire to enter into negotiations with Seller for the purpose of reaching an accommodation concerning the disapproval. If Buyer so notifies Seller and the parties have not reached a written agreement satisfactory to both of them regarding the disapproval within 10 days after the date of the disapproval notice, Buyer, at its option, may either (a) elect to terminate this Agreement by so notifying Seller or (b) elect to proceed with the transaction contemplated by this Agreement notwithstanding its earlier disapproval. If Buyer fails to deliver to Seller notice of its approval or disapproval of the results of its Due Diligence Investigation, Buyer shall be deemed to have disapproved such results.

3.5. Title Review.

3.5.1. Monetary Liens. At its expense, Seller shall remove as liens on the Property at or prior to the Closing (collectively, "Monetary Liens"): (i) all delinquent taxes, bonds and assessments and interest and penalties thereon; and (ii) all other monetary liens, including without limitation all those shown on the Preliminary Report, including judgment and mechanics' liens, whether or not liquidated, but excluding the Manulife deed of trust described more specifically in Section 3.6.

3.5.2. Approval/Disapproval of Title Review. Buyer shall approve or disapprove of the Preliminary Report, the Survey and any exceptions to title shown thereon (other than the Monetary Liens) in the exercise of Buyer's sole discretion, by the expiration of the Due Diligence Period. If Buyer disapproves, Buyer may either (a) terminate this Agreement by giving Seller written notice of termination or (b) give Seller a written notice ("Disapproval Notice") identifying the disapproved title matters ("Disapproved Title Matters"). With respect to any Disapproved Title Matters, other than the Monetary Liens, Seller shall notify Buyer in writing within five days after Seller's receipt of the Disapproval Notice whether Seller will cause the Disapproved Title Matters to be removed or cured at or prior to Closing. If Seller elects not to remove or cure all Disapproved Title Matters, Buyer may, at its option: (i) subject to satisfaction of the other conditions to Closing, close the purchase of the Property and take title subject to the Disapproved Title Matters which Seller elects not to remove or cure; or (ii) terminate this Agreement in accordance with Section 9.7.1.

3.5.3. Buyer's Options. If any Disapproved Title Matters (including the Monetary Liens) have not been removed at least five days prior to Closing or provision for their removal at the Closing has not been made to Buyer's satisfaction, Buyer may, at its option: (i) close the purchase of the Property and take title subject to the Disapproved Title Matters which have not been removed; or (ii) terminate this Agreement in accordance with Section 9.7.1.

3.5.4. Failure to Disapprove. If Buyer fails to notify Seller of its approval or disapproval of the Preliminary Title Report, the Survey or the exceptions shown thereon by the end of the Due Diligence Period, then Buyer shall be deemed to have disapproved the same.

3.6. Buyer's Financing.

3.6.1 Manulife. Buyer shall have received a binding agreement from the existing lender, Manulife Financial ("Manulife") permitting Buyer to assume such loan as is or with such modifications as are acceptable to Buyer. Buyer shall be responsible for negotiating the terms and the assumption document required by Manulife and for paying any fees incurred in connection with the assumption. Seller agrees to use its existing relationship and contacts at Manulife to facilitate Buyer's assumption of the loan provided Seller shall be at no expense in doing so.

ARTICLE 4. CONDITIONS PRECEDENT.

4.1. Buyer's Conditions. Buyer's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 4.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part by Buyer by written notice to Seller.

4.1.1. Due Diligence. Buyer having approved of the results of its Due Diligence Investigation pursuant to Section 3.4.

4.1.2. Title Review. Buyer having approved of the results of its review of title pursuant to Section 3.5.

4.1.3. Financing. On or before expiration of the Due Diligence Period, Buyer shall have received the Manulife assumption agreement/approval described in Section 3.6.1.

4.1.4. Title Policy. Seller having caused Escrow Holder to deliver to Buyer (a) an ALTA Owner's policy of title insurance ("Title Policy") for the Project, or (b) Escrow Holder's irrevocable commitment to issue such policy of title insurance, (including such endorsements as Buyer shall require), with liability equal to the Purchase Price showing fee title to the Project vested in Buyer and subject only to: (i) the matters and exceptions which were approved by Buyer pursuant to Section 3.5 or new matters created by Buyer including, but not limited to Buyer's financing; and (ii) the standard printed exceptions in the ALTA title policy (collectively, "Conditions of Title").

4.1.5. Tenant Estoppels and SNDAs. Seller having furnished to Buyer certificates from tenants of the Project (collectively, "Tenant Estoppel Certificates"), in the form of Exhibit C, dated no earlier than 15 days prior to the Closing Date. Tenant Estoppel Certificates must be received from tenants representing 80% of the leased space in the Project (or such greater percentage as may be required by Manulife) and from all tenants whose lease covers more than 2,500 square feet. The tenant-completed contents of the Tenant Estoppel Certificates shall be subject to approval of Buyer and Buyer's lender. Seller having furnished a Subordination Non-Disturbance and Attornment Agreement ("SNDA") from all those tenants as to which Buyer's lender may require such SNDA. The form and content of the SNDAs shall be subject to the approval of Buyer's lender.

4.1.6. Performance of Covenants. Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

4.1.7. Representations and Warranties. The representations and warranties of Seller set forth in Article 5 being true and accurate on the Closing Date, as if made on such date.

4.1.8. Updated Rent Roll. Seller having delivered to Buyer, at least five days prior to the Closing Date, an updated Rent Roll in the form specified in Section 3.2.6 (the "Updated Rent Roll"), dated not earlier than 15 days prior to the Closing Date, certified by Seller to be accurate and complete, and Buyer having approved the Updated Rent Roll. The Updated Rent Roll shall show no adverse changes from the Rent Roll, and Buyer may disapprove the Updated Rent Roll if it shows any adverse changes from the Rent Roll.

4.1.9. Non-Foreign Certification. Seller having executed and delivered to Buyer on or prior to the Closing Date a certification (the "Non-Foreign Certification"), substantially in the form of Exhibit D.

4.2. Seller's Conditions. Seller's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 4.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part by Seller by written notice to Buyer.

4.2.1. Covenants. Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing.

4.2.2. Representations and Warranties. The representations of Buyer set forth in Article 6 being true and accurate on the Closing Date, as if made on such date.

ARTICLE 5. SELLER'S REPRESENTATIONS AND WARRANTIES.

Whenever the words "Seller's knowledge," "Seller's best knowledge" or words of similar import are used in this Agreement, they shall mean the knowledge of Michael J. Metzger. Seller hereby makes the following representations and warranties to Buyer with the understanding that each such representation and warranty is material and is being relied upon by Buyer:

5.1. Defects. Except as disclosed on Schedule 5.1, Seller has received no notice of defects in the Improvements or any termite infestation or damage affecting the Property.

5.2. Compliance. Seller has received no notice alleging that the Property, or the operation thereof, is not in compliance with all applicable laws, ordinances, rules, regulations, judgments, orders, covenants, conditions, restrictions, whether federal, state, local, foreign or private, including, without limitation, the Americans with Disabilities Act, Public Law 101-336, as such act has been codified. Seller has not received any request either formal or informal, oral or written, that Seller modify or terminate any use of the Property.

5.3. Documents. All of the Preliminary Documents and the Additional Documents which have been delivered or made available to Buyer pursuant to Article 3, and all other documents delivered to Buyer by or on behalf of Seller (a) are true, correct and complete copies of what they purport to be, and (b) have not been modified, except as set forth therein.

5.4. Leases. To Seller's actual knowledge, the information in the Rent Roll and Updated Rent Roll is true, correct and complete. Seller has delivered to Buyer true, accurate and complete copies of all of the Leases and there are no leases, subleases, occupancies or tenancies in effect pertaining to any portion of the Project, and no persons, tenants or entities occupy space in the Project, except as stated in the Rent Roll or the Updated Rent Roll. There are no options or rights to renew, extend or terminate the Leases or expand any lease premises, except as shown in the Rent Roll or the Updated Rent Roll. No brokerage commission or similar fee is due or unpaid by Seller with respect to any Lease, and there are no written or oral agreements that will obligate Buyer, as Seller's assignee, to pay any such commission or fee under any Lease or extension, expansion or renewal thereof. Except as disclosed by the Rent Roll, the Updated Rent Roll or Schedule 5.4 to Seller's actual knowledge: (a) the Leases and any guaranties thereof are in full force and effect, and are subject to no defenses, setoffs or counterclaims for the benefit of the tenants thereunder, and no rent has been prepaid nor concessions given to the tenants thereunder; (b) neither the landlord nor, to Seller's knowledge, any tenant is in default under any Lease, nor has Seller received any notice from any tenant of any default under its Lease or of any tenant's intent to vacate its leased premises in advance of the scheduled term of its Lease, nor is there any fact or condition which with notice, the passage of time, or both, would ripen into a default under any of the Leases; (c) Seller is in full compliance with all of the landlord's obligations under the Leases, and Seller has no obligation to any tenant under the Leases to further improve such tenant's premises or to grant or allow any rent or other concessions; (d) no tenant is currently withholding its rent because of, or is disputing Seller's computation or calculation of its operating expense and common area maintenance charges; (e) no rents or other payments have been collected in advance for more than one month and no rents or other deposits are held by Seller, except the security deposits described on the Rent Roll and prepaid rent for the current month; and (f) each rental concession, rental abatement or other benefit granted to tenants under the Leases will have been fully utilized prior to the Closing Date, except as otherwise disclosed to Buyer.

5.5. Taxes and Condemnation. There are no presently pending or, to Seller's actual knowledge, contemplated special taxes or assessments which will affect the Property. There are no presently pending or, to Seller's actual knowledge, contemplated proceedings to condemn or demolish the Project or any part of it or proceedings to declare the Project or any part of it a nuisance.

5.6. Utilities. To Seller's actual knowledge, all water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by law or by the normal operation of the Project, are (a) installed to the property lines of the Project, (b) connected to the Project with valid permits, (c) adequate to service the Project in its present use and to permit full compliance with all requirements of law and normal usage by the tenants and occupants of the Project and (d) in good working order and repair.

5.7. Required Improvements. Seller has no knowledge of any law or regulation of any governmental authority having jurisdiction which might require the Property to be improved beyond its present state.

5.8. Contracts. Schedule 5.8 contains a description of all contracts entered into by Seller relating to the management, maintenance, leasing or operation of the Property ("Service Contracts"). Except for the Service Contracts, there are no agreements or other obligations to which Seller is party or, to Seller's knowledge, by which it or the Property is bound which may affect the current use of the Property. Except as set forth in Schedule 5.8, Seller has fully performed all the obligations required to be performed by Seller under the Service Contracts, and to Seller's knowledge, the other parties to the same are not in default thereunder. There are no collective bargaining agreements, other union contracts of any nature, pension plans or other benefit plans of any nature in existence to which Seller is a party and which affect the Property or the operation thereof.

5.9. Litigation. Except as disclosed on Schedule 5.9, there are no actions, suits, proceedings, judgments, orders, decrees or governmental investigations pending or threatened against the Property or Seller which could affect the Property or the purchase, use or enjoyment thereof by Buyer.

5.10. Agreements with Governmental Authorities. There are no agreements with governmental authorities, agencies, utilities or quasi-governmental entities which affect the Property except those agreements which are identified in the Preliminary Title Report, those matters which are disclosed by the Survey, and those matters related to the Parcel Map referred to in Section 3.2.15.

5.11. No Consent. No consent from or notice to any federal, state or local court or federal, state, or local government bureau, department, commission or agency, or any other person or entity whether or not governmental in character, is required to permit Seller to execute, deliver and perform this Agreement in accordance with its terms, other than consents which have been obtained or will be obtained by Closing.

5.12. Operating Statements. To the best of Seller's actual knowledge, all operating statements and other financial information furnished to Buyer in connection with or pursuant to this Agreement is substantially complete and correct. As of the Closing Date, there have been no material adverse changes in the financial condition of the Property as shown in such operating statements.

5.13. Hazardous Materials.

5.13.1. Definitions. For purposes of this Agreement:

(a) "Environmental Law(s)" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et. seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., the Clean Water Act, 33 U.S.C. Sections 1251 et seq., The Safe Drinking Water and Toxic Enforcement Act of 1986 (Cal. H&S Code Sections 25249.5-25249.13), the Carpenter-Preseley-Tanner Hazardous Substance Account Act (Cal. H&S Code Sections 25300 et seq.), and the California Water Code Sections 1300, et seq., as said laws have been supplemented or amended to date, the regulations promulgated pursuant to said laws and any other federal, state or local law, statute, rule, regulation or ordinance which regulates or proscribes the use, storage, disposal, presence, cleanup, transportation or Release or threatened Release into the environment of Hazardous Material.

(b) "Hazardous Material" means any substance which is (i) designated, defined, classified or regulated as a hazardous substance, hazardous material, hazardous waste, pollutant or contaminant under any Environmental Law, as currently in effect or as hereafter amended or enacted, (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, (iii) PCBs, (iv) lead, (v) asbestos, (vi) flammable explosives, (vii) infectious materials or (viii) radioactive materials.

(c) "Release" means any spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping or disposing into the environment of any Hazardous Material (including the abandonment or discarding of barrels, containers, and other receptacles containing any Hazardous Material).

5.13.2. Representations. Except as otherwise disclosed on Schedule 5.13:

(a) To Seller's actual knowledge, the Property and all existing uses and conditions of the Property are in compliance with all Environmental Laws, and neither Seller nor, to Seller's actual knowledge, any tenant of the Property has received any written notice of violation issued pursuant to any Environmental Law with respect to the Property or any use or condition thereof.

(b) Other than standard office supplies and pesticides used in landscaping or other incidental uses, all of which are stored on the Property only in such amounts as are customary for such uses, to Seller's knowledge, there are no Hazardous Materials present on, in or under the Project and no Hazardous Materials are stored on the Project by Seller or any tenant, occupant or user of the Project, except as may be shown on any environmental assessment reports prepared for the Property.

(c) Neither Seller nor, to Seller's knowledge, any other present or former owner, tenant, occupant or user of the Project has used, handled, generated, produced, manufactured, treated, stored, transported, released, discharged or disposed of any Hazardous Material on, under or from the Project in violation of any Environmental Law, except as may be shown on any environmental assessment reports prepared for the Property.

(d) To Seller's actual knowledge, there is no Release or threatened Release of any Hazardous Material existing on, beneath or from or in the surface or ground water associated with the Project, and no Release or threatened Release of Hazardous Materials on, beneath or from the Project has occurred at any time in the past, including, to Seller's actual knowledge, during any period prior to Seller's ownership of the Project, except as may be shown on any environmental assessment reports prepared for the Property.

(e) There exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation pending or, to Seller's actual knowledge, threatened pursuant to any Environmental Law relating to (i) the ownership, occupancy or use of any portion of the Project by Seller, (ii) any alleged violation of any Environmental Law by Seller, or (iii) the suspected presence, Release or threatened Release of any Hazardous Material on, under, in or from any portion of the Project, nor does there exist any valid basis for any such lawsuit, claim, proceeding, citation, directive, summons or investigation.

(f) To Seller's actual knowledge, there are no above-ground or underground tanks located on the Project used or formerly used for the purpose of storing any Hazardous Material.

(g) There are no reports, data, surveys, maps, assessments or other documents in the possession or control of Seller or its contractors or consultants concerning the environmental condition of the Project or the presence of Hazardous Materials on or under the Project or in the ambient air at the Project.

5.14. Seller's Authority. Seller has the requisite power and authority to own and operate the Property and conduct its business where the same is now owned or operated. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action and proceedings, and no further action or authorization is necessary on the part of Seller or its partners in order to consummate the transactions contemplated herein. This Agreement and the other documents executed by Seller in connection herewith are legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement by Seller, nor performance of any of its obligations hereunder, nor consummation of the transactions contemplated hereby, shall conflict with, result in a breach of, or constitute a default under, the terms and conditions of the organizational documents pursuant to which Seller was organized, or any indenture, mortgage, deed of trust, agreement, undertaking, instrument or document to which Seller or any affiliate thereof is a party or is bound, or any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller.

5.15. Foreign Person. Seller is not a "foreign person" within the meaning of Section 1445(f) of the Internal Revenue Code.

5.16. No Employees. There are no on-site employees of Seller at the Property. Following the Closing Buyer shall have no obligation to employ or continue to employ any individual employed by Seller or its affiliates in connection with the Property, unless the Parties specifically agree otherwise prior to the Closing.

5.17. Inspections. Schedule 5.17 accurately describes (a) all inspections of the Property by any governmental agency or insurance company occurring within three years prior to the Effective Date, (b) all matters which were noted by such governmental agency or insurance company as requiring correction, requesting or recommending modifications or termination of uses of the Property and (c) the present status of each such noted matter.

5.18. Seller Disclosure of Limited Liability. Seller discloses that it is a public limited partnership and that except for fraud, it shall have no continuing liabilities to Buyer whatsoever after the Close of Escrow. It is Seller's intent to distribute the sales proceeds to its partners and dissolve the limited partnership as expeditiously as possible. Buyer is encouraged to perform its due diligence in a thorough manner because Seller will not be liable for any reason except fraud after the Closing.

ARTICLE 6. BUYER'S REPRESENTATIONS AND WARRANTIES.

Buyer makes the following representation and warranties to Seller with the understanding that each such representation and warranty is material and is being relied upon by Seller:

6.1. Buyer's Authority. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary action and proceedings, and no further action or authorization is necessary on the part of Buyer in order to consummate the transactions contemplated herein.

6.2. No Conflict. Neither the execution nor delivery of this Agreement by Buyer, nor performance of any of its obligations hereunder, nor consummation of the transactions contemplated hereby, shall conflict with, result in a breach of, or constitute a default under, the terms and conditions of the organizational documents pursuant to which Buyer was organized, or any agreement to which Buyer is a party or is bound, or any order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over Buyer.

ARTICLE 7. SELLER'S PRE-CLOSING COVENANTS.

Seller shall comply with the covenants contained in this Article 7 from the Effective Date through the Closing Date unless Buyer consents otherwise in writing. Buyer may grant or withhold any such consent requested by Seller in Buyer's sole discretion.

7.1. Leases. Seller shall continue leasing and lease renewal activities during the pendency of this Agreement as Seller would do in its commercially reasonable judgment without respect to the sale prospect. During Buyer's Due Diligence Period, Seller shall notify and inform Buyer about such leasing activities and agreements and shall furnish copies of all agreements to Buyer so that Buyer can accurately project the income and expense effect of all leasing arrangements prior to expiration of the Due Diligence Period. Following expiration of the Due Diligence Period, Seller shall not, without the specific prior written consent of Buyer, amend, modify, renew, extend, terminate, declare a default under, exercise any remedy under or accept the surrender of any Lease, or enter into any new Lease of all or any part of the Property. Any request for a consent under this Section 7.1 shall include a copy of all proposed actions and a statement of all material facts relating thereto.

7.2. Contracts and Documents. Seller shall not, without prior notice to Buyer (a) amend or waive any right under any Service Contract, Preliminary Document or Additional Document, or (b) enter into any agreement of any type affecting the Property that would survive the Closing Date. Buyer shall have five business days to object to or approve any proposed action or agreement by Seller described in this Section 7.2 and Buyer shall be deemed to have approved unless Buyer gives disapproval notice within such five-day period.

7.3. Insurance. Seller shall maintain or cause to be maintained in full force and effect the casualty insurance with respect to the Property and the comprehensive general liability insurance and such other insurance as disclosed under the Preliminary Documents.

7.4. Compliance with Obligations. Seller shall fully and timely comply with all obligations to be performed by it under the Service Contracts, the other Preliminary Documents, the Conditions of Title and all permits, licenses, approvals and laws, regulations and orders applicable to the Property.

7.5. No Transfers. Seller shall not sell, encumber or otherwise transfer any interest in all or any portion of the Property, or agree to do so.

7.6. Termination of Contracts. Seller at its sole cost and expense shall terminate all of the Service Contracts described in Section 5.8 at or before the Closing Date, except for those contracts which Buyer agrees to assume. By expiration of the Due Diligence Period, Buyer shall give Seller written notice of which Service Contracts it wishes to have terminated and which it wishes to have continued. As to the Service Contracts Buyer wishes to have terminated, Seller shall give the termination notice as of the Closing so that the termination will be effective within 30 days thereafter.

7.7. Leasing Commissions/Indemnity. Prior to the Closing, Seller shall pay, or otherwise provide for the payment of, in a manner acceptable to Buyer, all obligations for leasing commissions and tenant improvements for all Leases, including those entered into on or after the Effective Date but prior to the Closing Date.

7.8. Maintenance; Roof Work. At its sole cost and expense, Seller shall operate and maintain the Project such that on the Closing Date the Project shall be in at least as good a condition and repair as on the Effective Date, reasonable wear and tear excepted. Seller shall promptly advise Buyer in writing of any significant repair or improvement required to keep the Project in good condition. Seller shall not make any material alterations to the Project without Buyer's prior written consent. Seller has disclosed to Buyer the need for roof work on both buildings in the Project. Seller agrees to undertake and Buyer approves the immediate re-roofing of 2200 Douglas Blvd. at Seller's sole cost and expense. With respect to 2200A Douglas Blvd., Seller has elected to have a complete re-roofing instead of repair because of Buyer's agreement, which Buyer hereby confirms to reimburse Seller the difference between the complete job ($18,928) and the repair work ($8,750). This reimbursement shall be made by Buyer through Escrow at the Closing and shall be paid in addition to the Purchase Price upon Seller's substantiation of the roof replacement cost paid by it for the work which shall have been completed before the Closing. Buyer's reimbursement shall, in any case, be limited to the estimated $10,178 difference between the replacement and the repair cost for the roof on 2200 Douglas Blvd.

7.9. Best Efforts. Seller shall use its best efforts to cause the conditions set forth in Section 4.1 to be satisfied by the Closing Date, and Seller shall not take or permit any action that would result in any of the representations and warranties set forth in Article 5 becoming false or incorrect.

ARTICLE 8. CLOSING.

8.1. Escrow. The transaction contemplated by this Agreement shall be consummated through an escrow (the "Escrow") opened as provided in Section 2.2.1 with Escrow Holder.

8.2. Time. Provided all conditions set forth in Article 4 have been either satisfied or waived, the parties shall close this transaction (the "Closing"), on January 2, 2003 (the "Closing Date").

8.3. Escrow Instructions. The escrow instructions given to Escrow Holder shall be consistent with the terms of this Agreement and, as between the parties, the terms of this Agreement shall prevail if there is any inconsistency, unless the typewritten rather than printed portion of the instructions specifically provide to the contrary.

8.4. Seller's Deposit of Documents and Funds Into Escrow. Seller shall deposit into escrow on or before Closing the following documents:

8.4.1. A duly executed and acknowledged grant deed, conveying the Project to Buyer ("Grant Deed");

8.4.2. A duly executed bill of sale, in the form of Exhibit E, conveying the Personal Property to Buyer free and clear of liens, encumbrances and restrictions ("Bill of Sale");

8.4.3. A duly executed and acknowledged assignment, in the form of Exhibit F, assigning to Buyer all of Seller's interest as landlord in all the Leases ("Lease Assignment");

8.4.4. A duly executed assignment, in the form of Exhibit G, assigning to Buyer all of Seller's interest (a) in the Plans, originals of which shall be delivered to Buyer, (b) in all warranties of which Seller is the beneficiary with respect to the Property, (c) in the intangible assets of the Property to be transferred to Buyer, and (d) in the Service Contracts which Buyer has elected to assume (the "General Assignment");

8.4.5. Letters on Seller's letterhead, in the form of Exhibit H, signed by Seller and addressed to each tenant of the Project (the "Tenant Notices");

8.4.6. The original Leases;

8.4.7. The duly executed Tenant Estoppel Certificates;

8.4.8. The SNDAs required by Buyer's lender, duly executed and in recordable form;

8.4.9. A certificate executed by Seller stating that all representations and warranties made by Seller pursuant to this Agreement are true and correct as of the Closing Date ("Seller's Certificate");

8.4.10. The originals of the Service Contracts Buyer has elected to assume, and copies of termination notices for those Service Contracts which Buyer has elected not to assume;

8.4.11. Costs of Closing, including, but not limited to, the cost of the CLTA owner's title insurance premium, one-half of the transfer taxes, escrow fees and recording fees and any other costs of Closing customarily paid by sellers of real property, plus or minus prorations as provided in Section 8.9; provided that, subject to Section 8.7, Buyer and Seller shall bear their own attorneys' fees and costs in connection with the negotiation and preparation of this Agreement and the transactions completed by this Agreement;

8.4.12. Seller's Non-foreign Certification; and

8.4.13. Such additional documents, including written escrow instructions consistent with this Agreement, as may be necessary or desirable for conveyance of the Property in accordance with this Agreement.

8.5. Deliveries Outside of Escrow. Despite Section 8.4, Seller and Buyer may elect to deliver some of the documents described in Section 8.4 outside of escrow (other than documents which are to be recorded) by giving Escrow Holder a joint written notice of such election, specifying the documents which will be so delivered outside of escrow. Upon receipt of such notice, Escrow Holder shall have no further obligation concerning such specified documents.

8.6. Buyer's Deposit of Documents and Funds. Buyer shall deposit into escrow:

8.6.1. The balance of the Purchase Price in accordance with the provisions of Article 2, plus or minus prorations as provided in Section 8.9, by cashier's or certified check or electronic transfer of federal funds to Escrow Holder, on or before the Closing Date;

8.6.2. Costs of closing, including one-half of the transfer taxes, escrow fees and recording costs plus the ALTA increment of the title insurance premium;

8.6.3. The amount necessary to reimburse Seller for the additional roof work cost pursuant to Section 7.8; and

8.6.4. Such additional documents, including written escrow instructions consistent with this Agreement, as may be necessary or desirable for conveyance of the Property in accordance with this Agreement.

8.7. Default, Termination and Remedies.

8.7.1. Buyer's Termination. This Agreement shall automatically terminate without further notice or action by Buyer upon the occurrence of any of the following events, provided that Buyer is not then in material breach of this Agreement: (a) any condition to Closing contained in Section 4.1 has not been satisfied or waived by Buyer in writing by the Closing Date; or (b) Buyer having exercised its right to terminate this Agreement pursuant to Section 3.4 (disapproval of Due Diligence Investigation), Section 3.5 (disapproval of title), Section 3.6 (financing), or Article 10 (damage or condemnation).

8.7.2. Seller's Termination. Provided that Seller is not then in material breach of this Agreement, this Agreement shall automatically terminate without further notice or action by Seller if any condition to Closing contained in Section 4.2 has not been satisfied or waived by Seller in writing by the Closing Date.

8.7.3. Release from Escrow. Upon termination of this Agreement pursuant to Section 8.7.1 or 8.7.2, Escrow Holder shall promptly return to Buyer and Seller, respectively, all documents and monies deposited by them into escrow without prejudice to their rights and remedies hereunder.

8.7.4. Buyer's Remedies. If Seller breaches this Agreement, Buyer shall be entitled to pursue all remedies permitted herein and by law, including the remedy of specific performance. No termination of the escrow by Buyer or Seller following a breach by the other party shall be deemed to waive such breach or any remedy otherwise available to the non-breaching party.

8.7.5. Seller's Remedies; Liquidated Damages. BUYER AND SELLER AGREE THAT IN THE EVENT OF A MATERIAL DEFAULT OR BREACH HEREUNDER BY BUYER (INCLUDING, WITHOUT LIMITATION, ANY DEFAULT OR BREACH BY BUYER WHICH RESULTS IN THE FAILURE OF ESCROW TO CLOSE), THE DAMAGES TO SELLER WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN, AND THAT THEREFORE, IN THE EVENT OF A MATERIAL DEFAULT OR BREACH HEREUNDER BY BUYER, WHETHER OCCURRING PRIOR TO OR AFTER END OF THE DUE DILIGENCE PERIOD, THE SUM OF THE DEPOSIT PLUS ALL INTEREST ACCRUED THEREON IS A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER, SUCH DAMAGES INCLUDING COSTS OF NEGOTIATING AND DRAFTING OF THIS AGREEMENT, COSTS OF COOPERATING IN SATISFYING CONDITIONS TO CLOSING, COSTS OF SEEKING ANOTHER BUYER UPON BUYER'S DEFAULT, OPPORTUNITY COSTS IN, AND CARRYING COST ASSOCIATED WITH, KEEPING THE PROPERTY OUT OF THE MARKETPLACE, AND OTHER COSTS INCURRED IN CONNECTION HEREWITH. ACCORDINGLY, BUYER AND SELLER AGREE THAT RECEIPT AND RETENTION OF THE SPECIFIED SUM SHALL BE THE SOLE DAMAGES OF SELLER IN THE EVENT OF ANY BREACH OR DEFAULT BY BUYER HEREUNDER.

Initials of Buyer: Initials of Seller:

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8.8. Closing. When Escrow Holder has received all documents and funds identified in Sections 8.4 and 8.6, has received written notification from Buyer and Seller that all conditions to Closing to be satisfied outside of escrow have been satisfied or waived and Title Company is irrevocably committed to issue the Title Policy, then, and only then, Escrow Holder shall:

8.8.1. Record the Grant Deed;

8.8.2. Issue the Title Policy to Buyer;

8.8.3. To the extent not otherwise delivered to Buyer outside of escrow, deliver to Buyer: (a) a conformed copy (showing all recording information thereon) of the Grant Deed; (b) fully executed original counterparts of the Bill of Sale, Lease Assignment and General Assignment; and (c) the original Leases, the Tenant Estoppel Certificates, the original Seller's Certificate, the Service Contracts and estoppel certificates referred to in Section 8.4.5, the Non-foreign Certification;

8.8.4. Mail the Tenant Notices to the tenants; and

8.8.5. Deliver the Purchase Price (as adjusted pursuant to Section 8.9) to Seller.

Escrow Holder shall prepare and sign closing statements showing all receipts and disbursements and deliver copies to Buyer and Seller and, if applicable, shall file with the Internal Revenue Service (with copies to Buyer and Seller) the reporting statement required under Section 6045(e) of the Internal Revenue Code.

8.9. Prorations. Subject to the other provisions of this Section 8.9, all receipts and disbursements of the Property will be prorated as of 11:59 p.m. on the day immediately preceding the Closing Date; if the Closing occurs as of January 2, 2003, the parties agree that prorations shall be calculated as of 11:59 p.m. on December 31, 2002. Not less than five business days prior to the Closing, Seller shall submit to Buyer for its approval a tentative prorations schedule showing the categories and amounts of all prorations proposed. The parties shall agree on a final prorations schedule prior to the Closing and shall deliver the same to Escrow Holder. If following the Closing either party discovers an error in the prorations statement, it shall notify the other party and the parties shall promptly make any adjustment required.

8.9.1. Project Rents.

(a) Rentals. As used in this Agreement, the term "rentals" includes fixed monthly and other periodic rentals, additional rentals, percentage rentals, escalation rentals, operating cost pass-throughs and other sums and charges payable under the Leases. Subject to the further provisions of this Section 8.9 regarding delinquent rentals, operating expense and percentage rentals, Buyer shall be entitled to all rentals payable with respect to the time beginning on the Closing Date, and Seller shall be entitled to all rentals payable with respect to the time prior to the Closing Date.

(b) Delinquent Rentals. Rentals are "delinquent" when payment thereof is due prior to the Closing Date but has not been made by the Closing Date. Delinquent rentals shall not be prorated. At Closing, Seller shall provide Buyer with a statement ("Delinquency Statement") of all delinquent rentals as of the Closing Date. Any rental payment received by Buyer from a tenant of the Project on or after the Closing Date shall first be applied to current rentals due under such tenant's Lease, except to the extent that (i) Seller has identified such tenant as owing Seller delinquent rentals on the Delinquency Statement, and (ii) such tenant specifies that such payment should be applied to delinquent rentals. Any amounts so specified by such tenant as being for payment of delinquent rentals shall be paid by Buyer to Seller; provided that Buyer shall not be obligated to pay to Seller any amount in excess of the delinquent amount shown for such tenant on the Delinquency Statement. If delinquent rentals are not collected from the tenants owing such delinquent rentals, Buyer shall not be liable to Seller for such delinquent rentals. Buyer shall not have any obligation to collect any delinquent rentals.

(c) Operating Cost Pass-Throughs, Etc. Common area maintenance charges, property taxes, insurance and other operating cost pass-throughs payable by tenants of the Project (collectively, the "Operating Expenses"), shall be prorated together with rentals as of the Closing Date. As a post-Closing obligation of Seller, which Seller hereby confirms will survive the Closing, the annual reconciliation of actual Operating Expenses compared to estimated Operating Expenses collected from tenants for calendar year 2002 shall be completed by Seller on or before February 28, 2003. To the extent such reconciliations show that Seller over-collected and owes a refund or under-collected and is owed additional Operating Expenses contribution, Seller shall pay or bill for such amounts together with the reconciliation statement. Seller shall furnish Buyer with a copy of all reconciliation statements, all back-up expense information, and payments or bills at the same time as Seller sends the same to the tenants or, if Buyer requests, Seller's reconciliation statements may be sent together with any statement of Buyer adjusting the tenants' Operating Expenses estimates for 2003. If any Operating Expenses adjustments due from tenants relative to 2002 is paid to Buyer, Buyer shall promptly forward the same to Seller.

(d) Seller's Additional Obligations. If Seller receives any payment of rentals, delinquent rentals or Operating Expenses on or after the Closing Date, Seller will hold such payment in trust for Buyer and shall pay the amount received to Buyer within five days after receipt.

8.9.2. Security Deposits. At the Closing, Seller shall deliver to Buyer an amount of money equal to all refundable security deposits previously paid to Seller by tenants of the Property. If Seller makes or proposes to make any charge against any tenant security deposit between the Effective Date and the Closing Date, Seller shall notify Buyer thereof no later than the date when such charge is made.

8.9.3. Capital Expenditures and Accounts Payable. All capital and other improvements (including labor and material) which have been performed or contracted for, by or on behalf of Seller prior to the Closing Date, and all sums due for accounts payable which have been incurred with respect to the Property prior to the Closing Date shall be paid by Seller. Buyer shall furnish to Seller for payment any bills for such period received after the Closing Date, and Buyer shall have no further obligation with respect thereto.

8.9.4. Property Taxes. All real and personal property ad valorem taxes and special assessments, if any, whether payable in installments or not, including without limitation, all supplemental taxes attributable to the period prior to the Closing Date for the calendar year in which the Closing occurs, shall be prorated to the Closing Date, based on the latest available tax rate and assessed valuation. If the amount of any installment of real property taxes is not known as of the Closing Date, then a proration shall be made by the parties based on a reasonable estimate of the real property taxes applicable to the Property and the parties shall adjust the proration when the actual amount becomes known upon the written request of either party made to the other.

8.9.5. Utility Charges. All utility charges shall be prorated as of the Closing Date and Seller shall obtain a final billing therefor as of the Closing Date. Any post-closing reconciliation necessary to prorate these charges as of the Closing Date shall be made by the parties as soon as possible after the Closing. All utility security deposits, if any, shall be retained by Seller.

8.10. Possession. Seller shall deliver exclusive right of possession of the Property to Buyer on the Closing Date, subject only to the Leases and the Conditions of Title.

ARTICLE 9. DAMAGE, DESTRUCTION AND CONDEMNATION.

This Agreement shall be governed by the Uniform Vendor and Purchaser Risk Act as set forth in Section 1662 of the California Civil Code as supplemented and modified by this Article 9. Seller shall promptly notify Buyer in writing of any damage to the Property and of any taking or threatened taking of all or any portion of the Property. Within a reasonable period of time after receipt of such notice, Buyer shall determine whether a material part of the Property has been damaged or whether such taking or threatened taking has affected or will affect a material part of the Property. As used herein, (a) the destruction of a "material part" of the Property shall be deemed to mean an insured or uninsured casualty to the Property having an estimated cost of repair which in the reasonable judgment of Buyer equals or exceeds $100,000; and (b) a taking by eminent domain of a portion of the Property shall be deemed to affect a "material part" of the Property if in the reasonable judgment of Buyer the estimated value of the portion of the Property taken exceeds $100,000. Upon making its determination, Buyer shall notify Seller in writing of the results of such determination. Buyer may elect, by written notice delivered to Seller within 30 days after giving Seller notice of such determination, to terminate this Agreement in accordance with Section 8.7.1 if a material part of the Property has been damaged or if such taking has affected or will affect a material part of the Property. If Buyer does not so terminate, (i) in the case of damage to a material part of the Property, Seller shall assign to Buyer at the Closing its right to recover under any insurance policies covering such damage and shall pay Buyer at the Closing the amount of the deductible, if any, and (ii) in the case of a threatened or actual taking of a material part of the Property, Seller shall assign to Buyer at the Closing Seller's entire right, title and interest in the proceeds thereof. If between the Effective Date and the Closing Date the Property suffers damage which is not material, Seller shall repair such damage at its expense prior to the Closing, and shall complete the same after Closing to the extent they are not then completed.

ARTICLE 10. GENERAL.

10.1. Notices. All notices, demands, approvals, and other communications provided for in this Agreement shall be in writing and shall be effective (a) when personally delivered to the recipient at the recipient's address set forth below; (b) three business days after deposit in a sealed envelope in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the recipient as set forth below; or (c) one business day after deposit with a recognized overnight courier or delivery service, addressed to the recipient as set forth below, whichever is earlier. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next business day immediately following such Saturday, Sunday or legal holiday.

The addresses for notice are:

SELLER: Capital Builders Development Properties II
Attn: Michael J. Metzger
1130 Iron Point Road, Suite 170
Folsom, CA 95630
Phone: (916) 353-0500
Fax: (916) 353-5227

with a copy to Eric Wong
Berliner Cohen
10 Almaden Blvd., Suite 1100
San Jose, CA 95113
Phone: (408) 938-2552
Fax: (408) 998-5388

BUYER: Parkway Plaza Investors
Attn: Gordon Dohemann
5836 South Granite Hills Drive
Granite Bay, CA 95746
Phone: (916) 797-3811
Fax: (916) 797-3830

with a copy to McDonough, Holland & Allen
Attn: Susan K. Edling
555 Capitol Mall, 9th Floor
Sacramento, CA 95814
Phone: (916) 444-3900
Fax: (916) 444-5918

Either party may change its address by written notice to the other given in the manner set forth above.

10.2. Entire Agreement. This Agreement and the Schedules and Exhibits hereto contain the entire agreement and understanding between Buyer and Seller concerning the subject matter of this Agreement and supersede all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, made by Buyer or Seller concerning the Property or the other matters which are the subject of this Agreement. This Agreement has been drafted through a joint effort of the parties and, therefore, shall not be construed in favor of or against either of the parties, and shall be construed as a whole in accordance with its fair meaning, and without regard to California Civil Code Section 1654 or similar statutes.

10.3. Amendments and Waivers. No addition to or modification of this Agreement shall be effective unless set forth in writing and signed by the party against whom the addition or modification is sought to be enforced. The party benefited by any condition or obligation may waive the same, but such waiver shall not be enforceable by another party unless made in writing and signed by the waiving party.

10.4. Invalidity of Provision. If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of this Agreement as a whole.

10.5. References. Unless otherwise indicated, (a) all Article, Section, Schedule and Exhibit references are to the articles, sections, schedules and exhibits of this Agreement, and (b) all references to days are to calendar days. All the Schedules and Exhibits attached hereto are incorporated herein by this reference. Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a Saturday, Sunday or California state holiday, such time for performance shall be extended to the next business day. The headings used in this Agreement are provided for convenience only and this Agreement shall be interpreted without reference to any headings. The masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so indicates or requires.

10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in California.

10.7. Time. Time is of the essence in the performance of the parties' respective obligations under this Agreement.

10.8. Attorneys' Fees. In the event of any legal or equitable proceeding to enforce any of the terms or conditions of this Agreement, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of this Agreement, the prevailing party in such proceeding shall be entitled to recover its reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and costs of defense paid or incurred in good faith.

10.9. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Buyer shall have the right to assign all or any portion of its interest in this Agreement, or substitute for itself a nominee, upon notice to Seller not later than three days prior to the Closing Date. Seller acknowledges Buyer intends to assign its position under this Agreement to an exchange facilitator for the purpose of closing out a deferred exchange under Section 1031 of the Internal Revenue Code.

10.10. Further Assurances. Seller, at any time before or after Closing, shall, at its own expense, execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by Buyer and shall take any other action consistent with the terms of this Agreement that may reasonably be requested by Buyer for the purpose of transferring and confirming to Buyer, or reducing to Buyer's possession, any or all of the Property or otherwise carrying out the terms of this Agreement.

10.11. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge any obligation of any third person to any party hereto or give any third person any right of subrogation or action over against any party to this Agreement.

10.12. Remedies Cumulative. The remedies set forth in this Agreement are cumulative and not exclusive to any other legal or equitable remedy available to a party.

10.13. Commissions, Indemnity. As, if and when the transaction contemplated by this Agreement actually closes and only upon the Closing, Seller shall be responsible for paying a percentage of the Purchase Price as the commission as follows: 2% to Seller's broker CB-Richard Ellis (Randy Getz); 1% to The Dohemann Companies and 1% to CB-Richard Ellis (Kevin Larscheid) who are acting as Buyer's brokers. Each party represents to the other party that the representing party has incurred no liability for any brokerage commission or finder's fee arising from or relating to the transactions contemplated by this Agreement except as specified in the previous sentence. Each party hereby indemnifies and agrees to protect, defend and hold harmless the other party from and against all liability, cost, damage or expense (including without limitation attorneys' fees and costs incurred in connection therewith) on account of any brokerage commission or finder's fee which the indemnifying party has agreed to pay or which is claimed to be due as a result of the actions of the indemnifying party except as specified herein.

10.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

BUYER:

PARKWAY PLAZA INVESTORS, a California limited partnership

By Gordon H. Dohemann, General Partner

SELLER:

CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership

By: Capital Builders, Inc.

Its: Managing General Partner

By Michael J. Metzger

Its President

EXHIBIT A

LAND DESCRIPTION

Real Property in the City of Roseville, County of Placer, State of California, described as follows:

Parcel One:

Parcel "A" on Parcel Map filed September 25, 2986 in Book 22 of Parcel Maps, page 120, Placer County Records; amended by Certificate of Correction, recorded April 24, 1987, Book 3174 Official Records, Page 656, and Certificate of Correction recorded April 4, 2001, as Document Series No. 2001-30224.

Parcel Two:

Easements as set forth in document entitled "Reciprocal Easement Agreement" recorded April 16, 1987 in Book 3168, at page 440, Official Records.

APN: 048-171-015-000

EXHIBIT B

PERSONAL PROPERTY INVENTORY

EXHIBIT C

FORM OF TENANT ESTOPPEL CERTIFICATE

TENANT:

DATE OF LEASE:

DATE OF AMENDMENT(S):

PREMISES:

Parkway Plaza Investors

Attention: Gordon Dohemann

Re: _____[DESCRIBE LEASE]_____

The undersigned hereby certifies to PARKWAY PLAZA INVESTORS ("Buyer"), as follows:

1. The undersigned is the current tenant (the "Tenant") under the above-referenced lease (the "Lease") covering the above-referenced premises (the "Premises"), which consist of approximately _____ square feet. Tenant's Percentage Share is ______. Tenant accepts and hereby ratifies the method of computation and determination of the square footage of the Premises provided in the Lease and Tenant's Proportionate Share and waives any right it may have to disclaim or dispute such computation and determination.

2. The Lease constitutes the entire agreement between the current landlord under the Lease (the "Landlord") and the Tenant with respect to the Premises. The Lease has not been modified or amended except as noted above.

3. The term of the Lease commenced on ______________, ____, and, including any presently exercised option or renewal term, will expire on ______________, ____. Tenant has accepted possession of the Premises and is the actual occupant in possession and has not assigned or hypothecated Tenant's interest in the Lease or sublet or permitted any other person to occupy the Premises, except as follows: _____________________________________________________________________________
_______________________. All improvements to be constructed in the Premises by Landlord have been completed and accepted by Tenant and any tenant construction allowances have been paid in full.

4. As of the date of this Estoppel Certificate, the Lease is in full force and effect, and there exists no breach or default under the Lease, and, to the knowledge of the undersigned, no state of facts which, with notice, the passage of time, or both, would result in a breach or default under the Lease on the part of either the Tenant or the Landlord, except for _____________________________________________________
_______________________________________________________________________.

5. To the best of Tenant's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord under the Lease, Tenant's occupancy of the Premises and/or the condition of the Premises, except for _____________________________________________________________________.

6. Tenant is currently obligated to pay:

$____________ per month as Minimum Monthly Rent;

$____________ per month as Tenant's pro rata share of certain Landlord operating/ownership expenses (sometimes called Operating Expenses, CAM or Adjustments).

All rents, however denominated, have been paid through _______________, ____. No other rent has been paid in advance and Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits except $__________ which was paid pursuant to the Lease. Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other concession except as expressly set forth in the Lease.

Tenant has no claim arising out of any acts or omissions of Landlord prior to the date of this Certificate or arising out of the charging, computation and allocation of all costs and expenses which are reimbursable by Tenant, and hereby certifies that such costs and expenses have been properly charged, computed and allocated.

Dated this _____ day of _________________, 20__.

"TENANT"

,
a

By:

Its:

EXHIBIT D

NON-FOREIGN CERTIFICATE

The undersigned hereby represents and certifies that he understands that Section 1445 of the Internal Revenue Code of 1954 as amended, provides that a transferee of U.S. real property interest must withhold tax if the transferor is a foreign person. Accordingly, to inform Parkway Plaza Investors and the closing agent that withholding of tax is not required upon said disposition by the undersigned of the Property being a U.S. real property interest, the undersigned hereby swears to and certifies as to the following:

1. Seller, Capital Builders Development Properties II, is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code of 1954, as amended, and regulations promulgated pursuant thereto).

2. Seller's office address is ______________________________________.

3. Seller's U.S. social security number or taxpayer identification number is ___________________________.

Seller understands that his certification may be disclosed to the Internal Revenue Service and that any false statement contained herein may be punished by fine or imprisonment, or both. Under penalties of perjury, the undersigned declares that the undersigned has examined the certification and to the best of his knowledge and belief, it is true, correct and complete.

EXHIBIT E

BILL OF SALE

This Bill of Sale (the "Bill of Sale") is made as of January 2, 2003, by CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership ("Transferor").

FOR VALUABLE CONSIDERATION, as set forth in that certain Agreement of Purchase and Sale dated November __, 2002 (the "Agreement"), Transferor hereby sells, transfers, assigns and delivers to PARKWAY PLAZA INVESTORS, a California limited partnership ("Transferee"), any and all personal property (the "Personal Property") located within or used in connection with that certain improved real property commonly known as 2200A and B Douglas Boulevard, Roseville, California (the "Real Property"), more particularly described in Schedule 1 attached hereto. The Personal Property shall include, without limitation, the items described in the Personal Property Inventory attached hereto as Schedule 2.

1. Transferor hereby assigns all warranties, guarantees and indemnities, whether those warranties are express or implied, and all similar rights which Transferor may have against any other manufacturer or supplier of the Personal Property or any portion thereof or against any seller, engineer, contractor or builder, in respect of the Personal Property.

2. Transferor warrants that each item of the Personal Property is in good condition, order and repair and suitable for its intended purpose on the date of this Bill of Sale; and is owned by Transferor outright, free of any security interest, lien, lease or claim.

3. Transferor at any time at or after the date of this Bill of Sale shall, at its own expense, execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer reasonably requested by Transferee, and shall take any other action consistent with the terms of this Bill of Sale that may reasonably be requested by Transferee for the purpose of granting and confirming to Transferee, or reducing to Transferee's possession, any or all of the Personal Property. If requested by Transferee, Transferor further agrees to prosecute or otherwise enforce in its own name for the benefit of Transferee any claims, rights or benefits included in the Personal Property that require prosecution or enforcement in Transferor's name. Transferor also hereby appoints Transferee as its agent to act in Transferor's name and on Transferor's behalf to take any action necessary to effect the transfer of any of the Personal Property to Transferee, or prosecute or otherwise enforce any claims, rights or benefits included in the Personal Property in Transferor's name, including bringing suit in Transferor's name.

4. This Bill of Sale shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

DATED: __________, 2002.

TRANSFEROR:

CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership

By

Printed Name:

Its:

EXHIBIT F

ASSIGNMENT OF LEASES

THIS ASSIGNMENT OF LEASES ("Assignment") is made as of January 2, 2003, by and between CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership ("Assignor"), and PARKWAY PLAZA INVESTORS, a California limited partnership ("Assignee").

RECITALS:

Assignor and Assignee entered into that certain Agreement of Purchase and Sale dated as of November __, 2002 ("Agreement"), whereby Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, certain real property with improvements known as 2200A and B Douglas Boulevard, Roseville ("City"), County of Placer ("County"), State of California ("State"), and more fully described in Exhibit A, attached hereto (the "Real Property"). Terms defined in the Agreement shall have the same meaning in this Assignment.

The Agreement obligates Assignor to assign, to the extent assignable, to Assignee tenant leases and security deposits related to the Property.

By Grant Deed dated as of the date hereof, to be recorded in the Official Records of County, with the delivery of this Assignment, Assignor shall convey the Real Property, with all improvements thereon, to the Assignee.

AGREEMENT:

NOW, THEREFORE, in consideration of the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignment of Leases. Assignor hereby sells, assigns, transfers and conveys unto Assignee, and its successors and assigns, all of Assignor's right, title and interest in and to the tenant leases ("Leases"), and the rights and obligations of Assignor thereunder, described on the schedule attached hereto as Exhibit B. By execution hereof, Assignee agrees to assume and be bound by Assignor's obligations accruing on or after the date hereof under the Leases.

2. Assignment of Deposits. Assignor hereby sells, assigns, transfers and conveys unto Assignee, and its successors and assigns, all of Assignor's right, title and interest in and to the refundable security, cleaning and all other refundable deposits, including but not limited to those on the attached Exhibit C ("Deposits"), together with all earned interest thereon to the date hereof which may be required by law or by the Leases to be accrued for the benefit of the tenants and the rights and obligations of Assignor thereunder.

3. Governing Law. This Assignment and all other instruments referred to herein shall be governed by, and shall be construed in accordance with, the laws of the State of California.

4. Successors and Assigns. This Assignment and the terms and provisions hereof shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Assignor and Assignee.

5. Incorporation by Reference. All of the Exhibits attached hereto or referred to herein and all documents in the nature of such Exhibits are by reference incorporated herein and made a part of this Assignment.

6. Survival. The terms and conditions of this Assignment shall survive the Close of Escrow.

7. Indemnification. Assignee agrees to indemnify, defend (with counsel reasonably satisfactory to Assignor) and hold Assignor, its partners, officers, directors, shareholders, trustees, employees and agents harmless from and against any and all litigation, loss cost, damage, claim, demand, expense or liability whatsoever (including, without limitation, reasonable attorneys' fees, charges and costs) (collectively, "Damages") arising out of Assignee's failure to perform its obligations under the Leases on and after the effective date of this Assignment. Assignor agrees to indemnify, defend (with counsel reasonably satisfactory to Assignee) and hold Assignee, its partners, officer, directors, shareholders, trustees, employees and agents harmless from and against any and all Damages arising out of Assignor's failure to perform its obligations under the Leases prior to the effective date of this Assignment.

8. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures on behalf of all parties appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the dates set forth below.
ASSIGNEE:	ASSIGNOR:
PARKWAY PLAZA INVESTORS, a California limited partnership By: Its:	CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership By: Its:

EXHIBIT G

GENERAL ASSIGNMENT

This Assignment (the "Assignment") is made as of January 2, 2003, by CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership ("Assignor").

FOR VALUABLE CONSIDERATION, as set forth in that certain Agreement of Purchase and Sale dated November __, 2002 (the "Agreement"), Assignor hereby assigns and transfers to PARKWAY PLAZA INVESTORS, a California limited partnership ("Assignee"), with respect to the real property described in Schedule 1, following:

A. All equipment leases, service and/or maintenance agreements and contracts relating to the Real Property (collectively, the "Contracts"), as more particularly described in Schedule 2 attached hereto;

B. All permits, licenses, consents, registrations and other similar approvals applicable to the Real Property (collectively, the "Approvals"), which Approvals are more particularly described in Schedule 3 attached hereto;

C. All as-built plans and specifications for: (i) the Real Property; (ii) any and all improvements used in connection with the operation or occupancy of the Real Property or located upon the Real Property (the "Improvements"); and (iii) any and all personal property owned by Assignor located within or used in connection with the operation of the Real Property and Improvements (the "Personal Property") (collectively, the "Plans"); and

D. All warranties of which Assignor is the beneficiary (the "Warranties") with respect to the Improvements or Personal Property.

This Assignment shall not supersede the Agreement and, in the event of conflict between this Assignment and the Agreement, the Agreement shall control.

This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date first above written.

ASSIGNOR:

CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California limited partnership

By

Printed Name:

Its: General Partner

SCHEDULE 1

LEGAL DESCRIPTION OF REAL PROPERTY

Real Property in the City of Roseville, County of Placer, State of California, described as follows:

Parcel One:

Parcel "A" on Parcel Map filed September 25, 2986 in Book 22 of Parcel Maps, page 120, Placer County Records; amended by Certificate of Correction, recorded April 24, 1987, Book 3174 Official Records, Page 656, and Certificate of Correction recorded April 4, 2001, as Document Series No. 2001-30224.

Parcel Two:

Easements as set forth in document entitled "Reciprocal Easement Agreement" recorded April 16, 1987 in Book 3168, at page 440, Official Records.

APN: 048-171-015-000

SCHEDULE 2

CONTRACTS

SCHEDULE 3

APPROVALS

EXHIBIT H

FORM OF NOTICE TO TENANT

Attn:

2200 Douglas Boulevard

Roseville, CA 95661

Re: Transfer of Your Lease

Dear :

This letter is to give you formal notice that, as of January 2, 2003, Capital Builders Development Properties II transferred to Parkway Plaza Investors the buildings known as 2200A and 2200B Douglas Boulevard.

The sale of the property included an assignment of all tenant leases. Therefore, Parkway Plaza Investors has taken over the position of Landlord under your lease agreement and requests that all current and future rent payments be directed as follows:

Phone:
Fax:

If you should have any questions regarding your lease or your premises the appropriate contact is:

Phone:
Fax:

Thank you for your cooperation.

SCHEDULE 5.1

DEFECTS

[To be furnished within 30 days of Effective Date]

SCHEDULE 5.4

TENANT LEASE DISCLOSURES

[To be furnished within 30 days of Effective Date]

SCHEDULE 5.8

SERVICE CONTRACTS

[To be furnished within 30 days of Effective Date]

SCHEDULE 5.9

LITIGATION

[To be furnished within 30 days of Effective Date]

SCHEDULE 5.13

ENVIRONMENTAL DISCLOSURES

[To be furnished within 30 days of Effective Date]

SCHEDULE 5.17

INSPECTIONS

[To be furnished within 30 days of Effective Date]